Exhibit 10.82

January 19, 2015

S.Venkatesh

President

Ascend Laboratories, LLC

180 Summit Avenue, Suite 200

Montvale, NJ 07645

Re:	Second Amendment to

TPN-Elite Manufacturing and Supply Agreement dated June 23, 2011 and

First Amendment to TPN-Elite Manufacturing and Supply Agreement dated September 21, 2012

Mr. Venkatesh,

The PharmaNetwork, LLC, a New Jersey limited liability company and its wholly owned subsidiary, Ascend Laboratories, LLC (together "TPN"), and Elite Pharmaceuticals, Inc., a Nevada corporation, and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), a Delaware corporation (together "ELITE") are parties to a Manufacturing and Supply Agreement effective as of June 23, 2011 and a First Amendment of the Manufacturing and Supply Agreement dated September 21, 2012 (together the “Agreement”). All capitalized terms used without definition in this letter agreement have the respective meanings provided in the Agreement.

Effective as of the date of this letter agreement, the parties agree that Section 3.2 shall be deleted and Sections 1.4, 2.7, 3.2, 7.1, 7.3, 10.3, and Exhibit A attached to the Agreement are amended in their entirety and, as amended, read as follows:

Section 1.4 “ELITE” shall mean Elite Pharmaceuticals, Inc., a Nevada corporation, and Elite Laboratories, Inc., a Delaware corporation (a subsidiary of Elite Pharmaceuticals, Inc.).

Section 2.7            Delays. During the Term of this Manufacturing Agreement, if ELITE is not able to timely meet Product orders submitted by TPN pursuant to Section 2.2, ELITE shall promptly notify TPN of the reason for the delay and the date delivery of Product is expected to occur.

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.82

Section 7.1          Term. The initial term (the “Initial Term”) of this Agreement shall commence on the Effective Date and shall continue until December 31, 2015; thereafter, the term of this Agreement shall be extended for one (1) year terms (each a “Renewal Term”) upon the mutual written agreement of the Parties entered into at least six (6) months prior to the expiration of the Initial Term or a Renewal Term.

Section 7.3	Consequences of Termination

(a)          On termination or expiry of the Agreement for any reason ELITE shall:

(i)          ensure that any copies of TPN’s confidential information, or any information of a technical nature relating to the Product or its manufacture and supplied by TPN to ELITE are promptly returned to TPN or, at TPN’s option, destroyed;

(ii)         promptly invoice and TPN shall promptly pay an amount equal to the cost of any pharmaceutical or packaging materials (that cannot be otherwise used by ELITE or deployed to other customers of ELITE) and Product, in ELITE’s possession, provided that, ELITE can prove by documentary evidence that such pharmaceutical or packaging materials and Product:

(1)         were purchased in reliance on TPN’s’ forecast for the Firm Period; and

(2)         are in compliance with all relevant Product Specifications and otherwise fit for commercial use.

(b)          The termination or expiry of this Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or expiry.

Section 10.3          Notices. Except as otherwise specifically provided, any notice or other documents to be given under this Manufacturing Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight delivery service or facsimile transmission to a Party or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

If to ELITE: Elite Pharmaceuticals, Inc.

165 Ludlow Avenue

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.82

Northvale, NJ 07647

Attention: Nasrat Hakim, President and CEO

Facsimile: 201-750-2755

With a copy to:

Silverman Sclar Shin & Byrne PLCC

381 Park Avenue South

New York, New York 10016

Attn: Richard Feiner

Facsimile: 917-720-0863

If to TPN/Ascend:

Ascend Laboratories, LLC

180 Summit Avenue, Suite 200

Montvale, NJ 07645

Attention: S. Venkatesh, President

Facsimile: 201-476-1987

With a copy to:

Ascend Laboratories, LLC

180 Summit Avenue, Suite 200

Montvale, NJ 07645

Attention: William T. Moran III / Director-Supply Chain

Facsimile: 201-476-1987

Any such notice provided pursuant to this Section 10.3 shall be deemed to have been received by the addressee five business days following the date of dispatch of the notice or other document by mail or, where the notice or other document is sent by overnight delivery service, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched. Either Party may change its address at which notice is to be received by written notice provided pursuant to this Section 10.3.

Exhibit A - Product and Purchase Price and Minimum Annual Volume Requirements

Product	Mg	Bottle Size	Firm Cost Per Bottle exclusive of API FOB Elite	Minimum Annual Volume
Methadone Hydrochloride 10 mg Tablets, ANDA #090635	10mg	100's	Manufacturing Cost ${***} (see notes below)	{***} Bottles

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.82

NOTES: The purchase price includes all costs except API cost which is the obligation of TPN and is firm during the term of the Agreement.

ELITE may also, from time to time, subcontract to Epic Pharma, LLC for bottling of batches.

Except as expressly modified by this letter agreement, the parties agree that the Agreement will continue in full force and effect in accordance with its terms.

If the foregoing correctly sets forth our agreement and understanding, please execute the enclosed counterpart of this letter agreement and return the executed counterpart to the undersigned at your convenience.

ELITE PHARMACEUTICALS, INC.

By	/s/ Nasrat Hakim

Name: Nasrat Hakim
Title: President and CEO

Accepted and agreed as of this January 19, 2015

ASCEND LABORATORIES, LLC

By	/s/ S. Venkatesh

Name: S. Venkatesh
Title: President

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.